Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation, of our reports dated February 27, 2020 with respect to the consolidated financial statements of Civeo Corporation and the effectiveness of internal control over financial reporting of Civeo Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

  /s/ Ernst & Young LLP

Houston, Texas
July 29, 2020
1